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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Eprise Corporation on Form S-8 of our report dated January 21, 2000 (March 21, 2000, as to the effects of the stock split described in Note 2 and the restatement described in Note 10) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 1999 consolidated financial statements), contained in Registration Statement No. 333-94777 of Eprise Corporation on Form S-1 under the Securities Act of 1933.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 28, 2000